    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 4, 1998

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              DATAWORKS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                   ----------

                 California                                 33-0209937
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)               Identification Number)

                                   ----------

                    5910 Pacific Center Boulevard, Suite 300
                               San Diego, CA 92121
                    (Address of principal executive offices)

                                   ----------

                           1995 EQUITY INCENTIVE PLAN

                        1995 EMPLOYEE STOCK PURCHASE PLAN

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                                   ----------

                                Stuart W. Clifton
                 Chairman, President and Chief Executive Officer
                              DATAWORKS CORPORATION
                    5910 Pacific Center Boulevard, Suite 300
                           San Diego, California 92121
                     (Name and address of agent for service)

                                   ----------

                                 (619) 546-9600
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Frederick T. Muto, Esq.
                              Thomas A. Coll, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
  TITLE OF SECURITIES            AMOUNT TO         OFFERING PRICE        AGGREGATE       REGISTRATION
    TO BE REGISTERED           BE REGISTERED        PER SHARE(1)     OFFERING PRICE(1)       FEE
-----------------------------------------------------------------------------------------------------
Common Stock, no par value    1,025,000 shares     $15.00-20.9375       $20,270,138         $5,980
=====================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and the aggregate offering price are calculated on the basis of (a) the weighted average of $15.00 - $18.375, the exercise price for shares subject to outstanding options previously granted under the 1995 Equity Incentive Plan, as amended (the "Equity Plan") and the 1995 Non-Employee Directors' Plan, as amended (the "Directors' Plan") (collectively, the "Plans"), and
     (b) the average of the high and low sales prices of Registrant's Common Stock on January 26, 1998 as reported on the Nasdaq National Market for shares (i) issuable under the Plans and (ii) registered for resale purposes only pursuant to the Form S-3 Prospectus contained herein. Of the 1,025,000 shares registered hereby, 875,292 shares are reserved for issuance under the Plans and 149,708 shares are registered for resale purposes only pursuant to the Form S-3 Prospectus contained herein. The following chart shows the calculation of the registration fee:

------------------------------------------------------------------------------------------------
                                                   OFFERING PRICE PER      AGGREGATE OFFERING
    TYPE OF SHARES          NUMBER OF SHARES             SHARE                   PRICE
------------------------------------------------------------------------------------------------
Shares issuable pursuant
to outstanding options
under the Equity Plan            282,873             $15.00 - $18.375          $ 4,792,791
------------------------------------------------------------------------------------------------

Shares issuable pursuant
to outstanding options
under the Directors' Plan         21,666                 $18.125               $   392,696
------------------------------------------------------------------------------------------------

Shares available for grant
pursuant to the Plans            570,753                 $20.9375              $11,950,140
------------------------------------------------------------------------------------------------

Shares registered for resale
under S-3 Prospectus             149,708                 $20.9375              $ 3,134,511
================================================================================================

                                   PROSPECTUS

                                  149,708 SHARES

                              DATAWORKS CORPORATION

                                  COMMON STOCK

                                ----------------

   This Prospectus relates to 149,708 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of DataWorks Corporation ("DataWorks" or the "Company"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution."

   None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

   The Common Stock of the Company is traded on the Nasdaq National Market under the Symbol "DWRX." On February 3, 1998, the last sale price for the Common
Stock as reported by the Nasdaq National Market was $22.50 per share.

                                ----------------

            THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF
                  RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                                ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS FEBRUARY 4, 1998

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding the Company. The address for such site is http://www.sec.gov.

   The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the fiscal year ended December
31, 1996, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders filed pursuant to Rule 14a-6 of the Exchange Act, the Company's Prospectus/Joint Proxy Statement dated August 22, 1997, the Company's Registration Statement on Form S-4

(No. 333-33451) filed on August 12, 1997 (as amended), the Company's Current Report on Form 8-K dated July 31, 1997, the Company's Current Report on Form 8-K dated September 29, 1997, the Company's Current Report on Form 8-K dated February 3, 1998, and the description of the common stock contained in the Company's Registration Statement on Form 8-A filed on September 20, 1995, each as filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus except as superseded or modified herein. All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to the Chief Financial Officer at the Company's principal executive offices at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121, (619) 546-9600.

                                   THE COMPANY

   Except for the historical information contained or incorporated by reference herein, this Prospectus (and the information incorporated herein by reference) contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the following section, as well as those discussed elsewhere in this Prospectus and any other documents incorporated herein by reference.

   DataWorks Corporation ("DataWorks" or the "Company") develops, markets, implements and supports open systems, client/server-based Enterprise Resource Planning ("ERP") software for mid-range discrete manufacturing companies with annual revenues between $3 million and $1 billion. The Company's products and services facilitate enterprise-wide management of resources and information and allow mid-range manufacturers to reduce order fulfillment cycle times, improve operating efficiencies and measure critical company performance against defined plan objectives. DataWorks' products enable its customers to manage make-to-stock and make-to-order production methods, as well as multiple hybrid or "mixed mode" production methods, within a single manufacturing site or across multiple sites. The Company's products also help customers adapt to growth, changing levels of operations, and business process re-engineering, which is becoming commonplace among manufacturing concerns.

   The Company was incorporated in California in 1986. The Company's executive offices are located at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121, and its telephone number is (619) 546-9600.

RECENT ACQUISITIONS

   In September 1996, the Company acquired DCD Corporation ("DCD") in a stock-for-stock transaction accounted for as a pooling-of-interests. Accordingly, the financial results of DCD have been consolidated with the financial results of the Company included in this Prospectus. In connection with the acquisition, the shareholders of DCD received approximately 1.8 million shares of the Common Stock of the Company, which constituted approximately 22.6% of the outstanding Common Stock immediately after the acquisition.

   DCD designs, develops, markets and supports software for use by lower tier mid-range manufacturers in the make-to-order manufacturing industry. The principal products acquired by DataWorks in the transaction were Vista and Vantage. The Company believes that this acquisition allows it to achieve several important strategic objectives, including both the addition of complementary products to better serve various markets and a significant expansion of the Company's customer and revenue base.

   In September 1997, the Company acquired Interactive Group, Inc. in a stock-for-stock transaction accounted for as a pooling of interests the ("Interactive Merger"). In connection with the acquisition, the stockholders of Interactive received approximately 3,700,000 shares of

Common Stock of the Company, which constituted approximately 27% of the outstanding Common Stock immediately after the acquisition. Option and warrant holders of Interactive received rights to acquire an aggregate of approximately 421,391 shares of Common Stock of the Company.

   Interactive develops, markets, implements and supports integrated business information systems that enable discrete manufacturers to manage their enterprise-wide information requirements. Interactive's primary software product, INFOFLO, supports make-to-order and make-to-stock manufacturers in their business re-engineering efforts by providing customer-oriented capabilities that allow manufacturers to reduce order fulfillment cycle times, improve operating efficiencies and measure critical company performance against defined plan objectives. There can be no assurance that the Interactive Merger will benefit the Company in the long term. The Interactive Merger and the business and other relevant information with respect to Interactive are described in the Company's Prospectus/Joint Proxy Statement dated August 22, 1997, the Company's Registration Statement on Form S-4 (No. 333-33451) filed on August 12, 1997 (as amended), and the Company's Current Report on Form 8-K dated September 29, 1997, each of which is incorporated herein by reference.

                                  RISK FACTORS

   An investment in the shares being offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to other information contained in this Prospectus and in any other documents incorporated herein by reference in evaluating an investment in the shares of Common Stock offered hereby.

   Fluctuations in Quarterly Operating Results. The Company has experienced significant fluctuations in its revenues and operating results from quarter to quarter and anticipates that it will continue to experience such quarterly fluctuations. The Company's revenues and operating results have generally been higher in the fourth quarter than in any preceding quarter of the year. The Company believes that fourth quarter revenues are positively impacted by year-end capital purchases by some large corporate customers, as well as by the Company's sales compensation plans. Seasonal factors, which the Company believes are common in the computer software industry, are likely to increase as the Company focuses on larger corporate accounts. As a result of these seasonal factors, first quarter revenues in any year are typically lower than revenues in the immediately preceding fourth quarter. In addition, the Company's revenues occur predominantly in the third month of each quarter and tend to be concentrated in the latter half of that third month. Accordingly, the Company's quarterly results of operations are difficult to predict, and delays in product delivery or in closings of sales near the end of a quarter could cause quarterly revenues and, to a greater degree, net income to fall substantially short of anticipated levels. Factors that may contribute to such fluctuations in addition to seasonal factors include: the number of new orders and product shipments; the size and timing of individual orders; the timing of shipment of hardware or database software by third party vendors necessary in order for the Company to recognize revenues; the timing of introduction of products or product enhancements by the Company, the Company's competitors or other providers of hardware, software and components for the Company's market; lengthy sales cycles; competition and pricing in the software industry; market acceptance of new products; reduction in demand for existing products and shortening of product life cycles as a result of new product introductions by competitors; product quality problems; customer order deferrals in anticipation of new products; changes in customer budgets; changes in Company strategy; changes in Company operating expenses; personnel changes; fluctuations in foreign currency exchange rates; changes in the mix of products sold; conditions or events in the manufacturing industry; and general economic conditions.

   The Company's sales figures for DataFlo and ManFact II, the Company's principal products, generally reflect a relatively high amount of revenues per order. The loss or delay of individual orders for these products, therefore, could have a more significant impact on the revenues and quarterly results of the Company than on those of companies with higher sales volumes and lower revenues per order. The Company's software products generally are shipped as orders are received, and revenues are recognized upon delivery of the products, provided no significant vendor obligations exist and collection of the related receivable is deemed probable. As a result, software license revenues in any quarter are substantially dependent on orders booked and shipped in that quarter. The timing of license revenues derived from sales of the Company's DataFlo and ManFact II products is difficult to predict because of the length of the sales cycle for these products, which is typically three to nine months from the initial contact. Because the Company's operating expenses are based on anticipated revenue trends and because a high percentage of the Company's expenses are relatively fixed, a delay in the recognition of revenue from a limited number of license transactions could cause significant variations in operating results from quarter to quarter and could result in losses. To the extent such expenses precede, or are not subsequently followed by, increased revenues, the Company's operating results would be materially adversely affected. In addition, the achievement of anticipated revenues is substantially dependent on the ability of the Company to attract, on a timely basis, and retain skilled personnel, especially sales, service and implementation personnel. As a result of these factors, the Company's revenues for any quarter are subject to significant variation and difficult to predict; and period-to-period comparisons of the Company's results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Fluctuations in operating results may also result in volatility in the price of the Company's Common Stock. See "--Ability to Recruit Sales, Service and Implementation Personnel," "--Dependence on Key Employees" and "--Possible Volatility of Stock Price."

   Integration of Operations. The Company acquired DCD in September 1996, and Interactive in September 1997. The process of rationalizing product lines, management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, presents a significant challenge to the management of DataWorks. There can be no assurance that the Company's current integration plans, including integration of the Company's and Interactive's businesses, will be successful or that the anticipated benefits of business combinations will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the Company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. Integration has caused the Company to incur certain additional expenses, and there can be no assurance, that there will not continue to be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the earnings of the Company. The Company incurred acquisition and related costs totaling $3.7 million in the third quarter of 1996 in connection with the acquisition of DCD and $15.6 million in the third quarter of fiscal 1997 in connection with the acquisition of Interactive, including transaction and integration costs. There can be no assurance that DataWorks will not incur additional charges in subsequent quarters to reflect costs associated with its acquisitions. See "-- Management of Growth."

   Competition. The business information systems industry is intensely competitive, rapidly changing and significantly affected by new product offerings and other market activities. A number of companies offer products similar to the Company's products, which are directed at the market for ERP systems. Many of the Company's existing competitors, as well as a number of potential competitors, have more established and larger marketing and sales organizations, significantly greater financial and technical resources and a larger installed base of customers than the Company. In addition, potential customers that have a large installed base of legacy systems may resist committing the time and resources necessary to convert to an open systems-based client/server software product. The Company has no proprietary barriers to entry which would limit competitors from developing similar products or selling competing products in the Company's markets. Accordingly, there can be no assurance that such competitors will not offer or develop products that are superior to the Company's products or that achieve greater market acceptance. In addition, suppliers of relational database management systems ("RDBMS") or companies that develop management information software applications for large multinational manufacturers are beginning to market to the upper tier of the mid-range market targeted by the Company or otherwise develop applications that compete effectively in the Company's markets. Furthermore, the Company intends to focus its marketing and product development efforts increasingly toward the upper end of its target market, which could result in increased competition. As a result, competition (including price competition) is likely to increase substantially, which may result in price reductions and loss of market share. In addition, potential customers may increasingly demand that ERP systems incorporate certain popular RDBMS software not currently integrated into certain of DataWorks' product offerings that are offered by its competitors. As the client/server computing market expands, a large number of companies, some with significantly greater resources than the Company, may enter the market or increase their market share by acquiring or entering into alliances with competitors of the Company. There can be no assurance that the Company will be able to compete successfully against its competitors or that the competitive pressures faced by the Company will not adversely affect its financial performance.

   The Company has a large number of competitors that vary in size, primary computer platforms and overall product scope. Within its market, the primary competition comes from independent software vendors in four distinct groups including (i) large multinational system developers in the upper tier of the Company's mid-range market, including Baan Company, Oracle Corporation ("Oracle") and qad, Inc., (ii) companies offering high levels of functionality on the AS/400 platform such as System Software Associates, Inc. and J.D. Edwards Company, (iii) traditional mid-range market sector firms such as ROI Systems and Symix Systems, Inc., and (iv) lower priced PC network-based offerings from companies such as Fourth Shift Corporation, Lilly Software Associates and Macola Software, Inc. There is also a large number of regional manufacturing software suppliers that leverage as competitive advantages their concentrated local support, reputation and, typically, lower price.

   The Company's principal market is highly fragmented and consists of a few large multinational suppliers and a much larger number of small regional competitors. The Company believes that its industry will experience consolidation as business information systems become more complex and as more manufacturers adopt sophisticated business information systems, forcing smaller companies in the industry, such as the Company, to specialize or merge with their competitors. In order to compete effectively in the broad markets which the Company presently targets, the Company will need to continue to grow and attain sufficient size to ensure that it can develop new products on a timely basis in response to evolving technology and new customer demands and can sell such products to a variety of manufacturing industries worldwide. No assurance can be given that the Company will be able to grow sufficiently to enable it to compete effectively. The Company anticipates that a significant source of future competition may be from larger manufacturing software companies that may tailor their products for the mid-range market. Only a few of the larger and better capitalized software systems companies currently compete in the Company's targeted market. There can be no assurance that such companies will not develop products that are superior to the Company's products or that achieve greater market acceptance.

   Ability to Recruit Sales, Service and Implementation Personnel. The ability to achieve anticipated revenues is substantially dependent on the ability of the Company to attract on a timely basis and retain skilled personnel, especially sales, service and implementation personnel. In addition, the Company believes that its future success will depend in large part on its ability to attract and retain highly skilled technical, managerial, marketing and professional services personnel to ensure the quality of products and services provided to its customers. Competition for such personnel, in particular for product development, sales and implementation personnel, is intense, and the Company competes in the market for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than the Company. There can be no assurance that the Company will be successful in attracting and retaining skilled personnel. The Company's inability to attract and retain qualified employees could have a material adverse effect on the Company's business and operations. See "--Dependence on Key Employees" and "--Rapid Technological Change and New Products."

   Introduction of ECS System. The Company currently anticipates commencing beta shipments of the initial phase of its ECS system in early 1998. However, there can be no assurance that the Company will commence such shipments in 1998, or at all. In addition, in connection with the Interactive Merger, the Company acquired certain Oracle-based products which will allow the Company to redirect and focus its ECS project to the Microsoft centric sequel server-based product. This redirection creates an opportunity for the Company to cease development of certain features of the ECS product.

   The Company has limited experience in selling products to customers in the upper tier of the mid-range manufacturing market and anticipates that selling products to such customers will result in a longer sales cycle and will require a different strategy than that employed by the Company in selling products to customers in the mid-tier market. For example, as part of its upper tier marketing strategy, the Company is exploring potential relationships with third party integrators to facilitate implementation of the ECS system. There can be no assurance that any such relationships will be formed or, if formed, will prove beneficial to the Company. Accordingly, even if customer shipments of the ECS system are timely commenced, there can be no assurance that the Company will be successful in effectively marketing the ECS system or that the ECS system will achieve market acceptance. See "--Rapid Technological Change and New Products."

   Management of Growth. The Company's business has grown rapidly, both internally and through acquisitions. The Company's business will grow dramatically as a result of the Interactive Merger. There can be no assurance that the Company will be able to manage its recent growth or growth attributable to the Interactive Merger, and assimilate its new employees and products successfully. To manage its growth effectively, the Company will be required to expand, train and manage its employee base, enhance its operating and financial systems, and effectively expand its product line. If the Company continues to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that the Company will be able to manage any additional growth effectively. See "--Integration of Operations."

   Dependence on Key Employees. The Company's continued success depends to a significant extent upon its ability to retain certain key employees, including Stuart W. Clifton, Norman R. Farquhar, Robert W. Brandel, Robert C. Vernon and Mark Hellinger. The loss of certain key employees or the Company's inability to attract and retain other qualified employees could have a material adverse effect on the Company's business and operations. See "--Ability to Recruit Sales, Service and Implementation Personnel" and "--Rapid Technological Change and New Products."

   Rapid Technological Change and New Products. The market for the Company's software products is characterized by rapid technological advances, evolving industry standards, changes in end-user requirements and frequent new product introductions and enhancements. The introduction of products embodying new technologies, such as the planned introduction of the initial phase of the ECS system, and the emergence of new industry standards, could render the Company's existing products and products currently under development obsolete and unmarketable. Accordingly, the Company's future success will depend upon its ability to enhance its current products and develop and introduce new products that keep pace with technological developments, satisfy varying end-user requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments or end-user requirements, or any significant delays in product development or introduction, could damage the Company's competitive position and have an adverse effect on revenues. There can be no assurance that the Company will be successful in developing and marketing new products, including the ECS system, or product enhancements on a timely basis or that the Company will not experience significant delays in the future, which could have a material adverse effect on the Company's business and operations. In addition, there can be no assurance that new products or product enhancements developed by the Company will achieve market acceptance. The Company may need to increase the size of its product development staff in the near term to meet these challenges. There can be no assurance that the Company will be successful in hiring and training an adequate number of qualified product development personnel to meet its needs. See "--Introduction of ECS System," "--Dependence on Key Employees."

   Software programs as complex as those offered by the Company may contain undetected errors or "bugs" when first introduced or as new versions are released that, despite testing by the Company, are discovered only after a product has been installed and used by customers. There can be no assurance that errors will not be found in future releases of the Company's software, or that any such errors will not impair the market acceptance of these products and adversely affect operating results. Problems encountered by customers installing and implementing new releases or with the performance of the Company's products could have a material adverse effect on the Company's business and operations.

   Dependence on Manufacturing Industry. The Company's business depends substantially upon the capital expenditures of mid-range discrete manufacturers, which in part depend upon the demand for such manufacturers' products. A recession or other adverse events affecting the manufacturing industry in the United States or other markets served by the Company could affect such demand, forcing manufacturers in the Company's target markets to curtail or postpone capital expenditures on business information systems. Any such change in the amount or timing of capital expenditures in its target markets could have a material adverse effect on the Company's business and operations.

   Dependence on Third Party Software and Hardware. Most of the Company's products incorporate and use software products and computer hardware and equipment developed by other entities. The RDBMS currently used in the Company's products are those which the Company believes are best suited for the particular applications required by the mid-range discrete manufacturers. These RDBMS have been developed by UniData, Inc. (previously Millsoft, Inc.) ("UniData"), VMark Software, Inc. ("VMark"), Progress Software Corporation and Microsoft Corporation ("Microsoft"). The operating systems on which the Company's products can function (UNIX, SCO-UNIX, UnixWare, VMS and Microsoft NT) have been developed or are owned by Novell Corporation ("Novell"), Digital Equipment Corporation ("DEC") and Microsoft. The computer hardware and related equipment sold as part of the Company's turnkey systems are manufactured by Hewlett-Packard Company ("Hewlett-Packard"), International Business Machines Corporation ("IBM"), DEC and others. Further, Interactive's products incorporate and use software products and computer hardware and equipment developed by other entities, which will increase the Company's dependence on third-party vendors. There can be no assurance that all of the entities with which the Company does or will do business will remain in business, that such entities will continue to support these product lines, that their product lines will remain viable or that these products will otherwise continue to be available to the Company. If any of these entities ceases to do business or abandons or fails to enhance a particular product line, the Company may need to seek other suppliers. This could have a material adverse effect on the Company's business and operations. In addition, there can be no assurance that the Company's current suppliers will not significantly alter their pricing in a manner adverse to the Company.

   International Operations and Risk of International Sales. The Company derived approximately 4% of its total revenues from operations outside North America in 1996. Interactive derived approximately 32% of its total revenues in 1996 from such sources, and the Company will likely increase its emphasis on international sales. The international business is subject to various risks common to international activities, including exposure to currency fluctuations, political and economic instability, the greater difficulty of administering business abroad and the need to comply with a wide variety of foreign import and United States export laws and regulatory requirements. The Company does not currently engage in foreign currency hedging transactions but may hedge a portion of its currency exposure in the future as management deems appropriate.

   Intellectual Property and Proprietary Rights. The Company relies on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other industry standard methods for protecting ownership of its proprietary software. There can be no assurance, however, that, in spite of these precautions, an unauthorized third party will not copy or reverse-engineer certain portions of the Company's products or obtain and use information that the Company regards as proprietary. The Company provides the source code for its application software under licenses to its customers to enable them to customize the software to meet particular requirements. Although the Company's source code license contains confidentiality and nondisclosure provisions, there can be no assurance that such customers will take adequate precautions to protect the Company's source code or other confidential information. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the mechanisms used by the Company to protect its software will be adequate or that the Company's competitors will not independently develop software products that are substantially equivalent or superior to the Company's software products.

   The Company has and may from time to time receive notices from third parties claiming that the Company's products infringe upon third party proprietary rights. The Company expects that, as the number of software products in the industry increases and the functionality of these products further overlaps, software products will increasingly be subject to such claims. Any such claim, with or without merit, could result in costly litigation and require the Company to enter into royalty or licensing arrangements. Such royalty or license arrangements, if required, may not be available, if at all, on terms acceptable to the Company.

   Product Liability. Because the Company markets and sells its software products on a turnkey basis, which includes rendering professional consulting services, the Company incurs significant risks of professional and other liability. No assurance can be given that the limitations of liability set forth in the Company's license agreements or other contracts would be enforceable or would otherwise protect the Company from liability for damages to a customer resulting from a defect in one of the Company's products or arising as a result of professional services rendered by the Company. Such a claim, if successful and of sufficient magnitude, could have a material adverse effect on the Company's business and operations.

    Influence of Existing Shareholders. As of January 28, 1998, the Company's executive officers, directors and their affiliates beneficially owned approximately 23% of the Company's outstanding shares of Common Stock. As a result, these shareholders, if acting together, would be able to influence matters requiring approval by the shareholders of the Company, including the election of a majority of the directors. The voting power of these shareholders under certain circumstances could have the effect of delaying or preventing a change in control of the Company. The Company has entered into agreements with its executive officers and directors indemnifying them against losses they may incur in legal proceedings arising from their service to the Company.

   Possible Volatility of Stock Price. The market price of the Company's Common Stock has fluctuated since its initial public offering in October 1995. The price of the Company's stock may be subject to significant fluctuations in the future in response to variations in quarterly operating results of the Company, announcements of new products by the Company or by its competitors, and general trends in the software industry, as well as fluctuations in the stock market that are unrelated to the operating performance of particular companies. Also, the

Company's revenues or operating results in future quarters may be below the expectations of public market securities analysts and investors, which could cause the price of the Company's stock to decline, perhaps substantially. Such stock price and market fluctuations could adversely affect the Company.

   Effect of Certain Charter Provisions. The Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plan to issue any shares of Preferred Stock.

                              SELLING SHAREHOLDERS

        The following table sets forth information regarding the Selling Shareholders and the respective number of shares of Common Stock beneficially owned by each Selling Shareholder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Shareholders:

-------------------------------------------------------------------------------
SELLING SHAREHOLDER                                            NUMBER OF SHARES
-------------------------------------------------------------------------------
Barney, Mitchell                                               1,862
-------------------------------------------------------------------------------
Barry, David D                                                 2,070
-------------------------------------------------------------------------------
Batten, Paul                                                   2,114
-------------------------------------------------------------------------------
Beres, Kenneth                                                   902
-------------------------------------------------------------------------------
Bernier, Robert                                                  777
-------------------------------------------------------------------------------
Bodine, Kathleene                                                669
-------------------------------------------------------------------------------
Borg, Richard                                                    612
-------------------------------------------------------------------------------
Borg, William                                                  1,704
-------------------------------------------------------------------------------
Bosley, John                                                   1,130
-------------------------------------------------------------------------------
Bott, Clare                                                      750
-------------------------------------------------------------------------------
Brandt, Goetz                                                    965
-------------------------------------------------------------------------------
Bressler, Paul                                                   890
-------------------------------------------------------------------------------
Bromberg, Susan                                                  672
-------------------------------------------------------------------------------
Cary, William                                                  1,589
-------------------------------------------------------------------------------
Costa, Robert                                                    717
-------------------------------------------------------------------------------
Cranford, Scott                                                  649
-------------------------------------------------------------------------------
Dickinson, Kenneth                                             1,023
-------------------------------------------------------------------------------
Dobransky, Mark                                                1,285
-------------------------------------------------------------------------------
Eakes, Travis                                                  1,156
-------------------------------------------------------------------------------
Eilers, Jon                                                    1,743
-------------------------------------------------------------------------------
Farquhar, Norman R                                             2,616
-------------------------------------------------------------------------------
Foley, Katharine                                                 992
-------------------------------------------------------------------------------
Freeze, Greg                                                     832
-------------------------------------------------------------------------------
Gallagher, Craig                                                 352
-------------------------------------------------------------------------------
George, Andrew                                                   844
-------------------------------------------------------------------------------
Ghattas-Smith, Stephen                                           730
-------------------------------------------------------------------------------
Grad, Michael K                                                  958
-------------------------------------------------------------------------------
Hiraoka, John                                                  2,022
-------------------------------------------------------------------------------
Hiraoka, Marie                                                 2,611
-------------------------------------------------------------------------------
Hiraoka, Scott                                                   392
-------------------------------------------------------------------------------
Hollinger, David                                                 695
-------------------------------------------------------------------------------
Korsen, Aaron                                                  1,666
-------------------------------------------------------------------------------
Lambert, Keith                                                   706
-------------------------------------------------------------------------------
Langston, Douglas                                                862
-------------------------------------------------------------------------------
Leader, Howard                                                 1,592
-------------------------------------------------------------------------------
Lewis, Priscilla                                               1,154
-------------------------------------------------------------------------------
Mintz, Mike                                                      869
-------------------------------------------------------------------------------
Misenhelter, John                                                807
-------------------------------------------------------------------------------
Moen, Phillip A                                                3,088
-------------------------------------------------------------------------------
Morrison, Robert                                                 852
-------------------------------------------------------------------------------
Olcha, Keith                                                     973
-------------------------------------------------------------------------------
Palmer, Lee Bradley                                            1,407
-------------------------------------------------------------------------------
Parsons, Donna                                                 3,383
-------------------------------------------------------------------------------
Pitzer, Andrea                                                   791
-------------------------------------------------------------------------------
Pungello, Paul J                                               1,022
-------------------------------------------------------------------------------
Reul, Thomas F                                                 1,413
-------------------------------------------------------------------------------
Riley, Richard                                                   944
-------------------------------------------------------------------------------
Root, Theodore R                                               1,969
-------------------------------------------------------------------------------
Roper, David                                                   1,404
-------------------------------------------------------------------------------
Rude, Corinne                                                  1,522
-------------------------------------------------------------------------------
Rudolf, Anthony                                                1,812
-------------------------------------------------------------------------------
Russo, Rick                                                    1,871
-------------------------------------------------------------------------------
Rutherford, Marc                                                 723
-------------------------------------------------------------------------------
Sarkissian, Geoffrey                                           1,814
-------------------------------------------------------------------------------
Schweet, Paul                                                  3,395
-------------------------------------------------------------------------------
Seim, Stephen                                                  1,017
-------------------------------------------------------------------------------
Smith, Verdie                                                    739
-------------------------------------------------------------------------------
Stone, Randall A                                               1,602
-------------------------------------------------------------------------------


        Additionally, certain unnamed non-affiliates of the Company holding fewer than 1,000 shares each, may use the reoffer prospectus for reoffers and resales of the remaining shares registered hereunder.

                              PLAN OF DISTRIBUTION

   The Company has been advised that the Selling Shareholders may sell Shares from time to time in transactions on the Nasdaq National Market, in privately-negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commission).

   The Selling Shareholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

   The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Diego, California ("Cooley Godward").

                                     EXPERTS

   The consolidated financial statements of DataWorks Corporation at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference herein and appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which, as to each of the two years in the period ended December 31, 1995, is based in part on the report of Price Waterhouse LLP, independent accountants. The financial statements referred to above have been so incorporated in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                                  NO. 33-99586

The contents of Registration Statement on Form S-8 No. 33-99586 filed with the Securities and Exchange Commission on November 20, 1995, are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT
------         -----------------------
 5.1           Opinion of Cooley Godward LLP.
23.1           Consent of Ernst & Young LLP.
23.2           Consent of Price Waterhouse LLP.
23.3           Consent of Romito, Tomasetti & Associates, P.C.
23.4           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this  Registration
               Statement.
24.1           Power of Attorney is contained on the signature pages.
99.1           Registrant's 1995 Equity Incentive Plan, as amended (the "Equity Plan").(1)
99.2           Registrant's 1995 Non-Employee Directors' Stock Option Plan, as amended.(1)
99.3           Registrant's 1995 Employee Stock Purchase Plan, as amended.(1)

------------------

(1) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.



EXEMPTION FROM REGISTRATION CLAIMED

        On July 31, 1997 and January 30, 1998, the Company issued and sold an aggregate of 149,708 shares of Common Stock for cash, at a discounted rate, pursuant to its Employee Stock Purchase Plan to certain employees of the Company who may sell shares pursuant to the S-3 Prospectus contained herein. Each of these issuances was deemed to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof, as transactions not involving any public offering. The shares were issued to employees of the Company who were provided with adequate access to information about the Company.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 28th day of January, 1998.

                                 DATAWORKS CORPORATION



                                 By: /s/ STUART W. CLIFTON
                                         --------------------------------------
                                         Stuart W. Clifton
                                         Chief Executive Officer, President and
                                         Chairman of the Board


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart W. Clifton, Norman R. Farquhar and Rick E. Russo, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                            DATE
/s/  STUART W. CLIFTON          President, Chief Executive             January 28 , 1998
----------------------------    Officer, Chairman of the Board
Stuart W. Clifton               and Director
                                (Principal Executive Officer)


/s/  NORMAN R. FARQUHAR         Executive Vice President, Chief        January 28 , 1998
----------------------------    Financial Officer and Director
Norman R. Farquhar              (Principal Financial Officer)


/s/  RICK E. RUSSO              Vice President, Finance and            January 28 , 1998
----------------------------    Secretary (Principal Accounting
Rick E. Russo                   Officer)


/s/  NATHAN W. BELL             Director                               January 28 , 1998
----------------------------
Nathan W. Bell


/s/  TONY N. DOMIT              Director                               January 28 , 1998
----------------------------
Tony N. Domit


/s/  WILLIAM P. FOLEY II        Director                               January 28 , 1998
----------------------------
William P. Foley II


/s/  RONALD S. PARKER           Director                               January 28 , 1998
----------------------------
Ronald S. Parker


/s/  ROY THIELE-SARDINA         Director                               January 28 , 1998
----------------------------
Roy Thiele-Sardina


/s/  ROBERT C. VERNON           President, International               January 28 , 1998
----------------------------    Operations and Director
Robert C. Vernon

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT
------         -----------------------
 5.1           Opinion of Cooley Godward LLP.
23.1           Consent of Ernst & Young LLP.
23.2           Consent of Price Waterhouse LLP.
23.3           Consent of Romito, Tomasetti & Associates, P.C.
23.4           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this  Registration
               Statement.
24.1           Power of Attorney is contained on the signature pages.
99.1           Registrant's 1995 Equity Incentive Plan, as amended (the "Equity Plan").(1)
99.2           Registrant's 1995 Non-Employee Directors' Stock Option Plan, as amended.(1)
99.3           Registrant's 1995 Employee Stock Purchase Plan, as amended.(1)

------------------

(1) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.